UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2019

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Termination of Warrants

As previously disclosed, on November 8, 2018, CommScope Holding Company, Inc. (“CommScope”) and ARRIS International plc, a public limited company organized under the laws of England and Wales (“ARRIS”) entered into that certain bid conduct agreement (as amended by the First Amendment thereto, the “Bid Conduct Agreement”).

Pursuant to the Bid Conduct Agreement, ARRIS agreed to use its commercially reasonable efforts to ensure that the outstanding warrants to purchase ordinary shares, £0.01 nominal value per share (the “Ordinary Shares”) held by Charter Communications Operating, LLC (“Charter”) and Comcast Cable Communications Management, LLC (“Comcast”) would be converted, as of the effective time (the “Effective Time”) of the Scheme (as hereinafter defined), into the right to receive an amount in cash equal to $31.75 per Ordinary Share (the “Per Share Consideration”) minus the exercise price per Ordinary Share under such warrant multiplied by the number of Ordinary Shares exercisable for such exercise price thereunder (the “Warrant Consideration”).

In order to fulfill ARRIS’s covenant under the Bid Conduct Agreement, ARRIS agreed with each of Charter and Comcast to terminate the respective warrants at the Effective Time.

Each outstanding warrant to purchase Ordinary Shares that was outstanding and unexercised immediately prior to the Effective Time at the Effective Time ceased to represent the right to acquire Ordinary Shares and was automatically converted into the right to receive the Warrant Consideration.

Repayment and Termination of 2015 Amended and Restated Credit Agreement

In connection with the completion of the Transaction (as described further under Item 2.01), that certain Amended and Restated Credit Agreement, dated as of June 18, 2015 (as further amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Credit Agreement”), by and among Ruckus Wireless, Inc. (“Ruckus”), ARRIS, ARRIS Enterprises LLC, ARRIS Technology Inc., certain subsidiaries of ARRIS party thereto (together with Ruckus and ARRIS, the “Borrowers”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders, was terminated, and all existing third-party debt for borrowed money of the Borrowers (and all of the commitments, liens and guaranties with respect thereto) under the Credit Agreement were repaid, redeemed, defeased, discharged, refinanced and terminated, effective as of the Effective Time. There were no material early termination penalties incurred by the Borrowers in connection with the termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 4, 2019, the hearing (the “Hearing”) of the High Court of Justice in England and Wales (the “Court”) was held for the purposes of sanctioning the scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”) regarding the acquisition by CommScope of all of the Ordinary Shares of ARRIS (the “Acquisition” or the “Transaction”) (other than shares owned by (i) CommScope or any other direct or indirect wholly owned subsidiary of CommScope or (ii) ARRIS or any direct or indirect wholly owned subsidiary of ARRIS) for the Per Share Consideration for each Ordinary Share.   The Hearing took place following the satisfaction or waiver of the other conditions to the Acquisition under the Bid Conduct Agreement (other than those that were by their terms only capable of satisfaction at closing).  At the Hearing, the Court sanctioned the Scheme and issued a court order confirming the same (the “Court Order”).  Shortly following the Hearing, the Court Order was registered with the Registrar of Companies in the UK such that the Scheme became effective in accordance with its terms, completing the Acquisition, and ARRIS became an indirect, wholly owned subsidiary of CommScope.

Except as summarized below and subject to certain exceptions, the Bid Conduct Agreement provided that at the Effective Time, 50% of each unvested restricted stock unit or similar award of ARRIS (each, an “RSU”) with time-based vesting was to become vested and cancelled and converted into the right to receive an amount in cash equal to the Per Share Consideration multiplied by the number of Ordinary Shares so accelerated thereunder, and the remaining 50% of such RSU was to be converted into CommScope restricted stock units (or, in the case of cash awards of ARRIS, comparable cash awards of CommScope); provided, that, CommScope could elect to increase the portion of such RSUs that were accelerated and cashed-out at the closing, which it elected to do. Specifically, CommScope elected to increase the portion of such time-based vesting RSUs that became vested and cancelled and converted into the right to receive an amount in cash (as described above) as follows: (i) for all time-based vesting RSUs other than those granted to David Potts and Robert Stanzione, the amount of each such RSU that was so accelerated and cashed-out was increased from 50% to 55% and (ii) all time-based vesting RSUs granted to David Potts and Robert Stanzione were accelerated and cashed-out. In addition, CommScope elected to treat the vested phantom RSUs granted to employees of ARRIS in China similar to other vested RSUs and, accordingly, cash them out in connection with the closing. Pursuant to the terms of the Bid Conduct Agreement, the portion of such time-based vesting RSUs that were not accelerated and cashed-out (the “Assumed RSUs”) were converted into a number of CommScope restricted stock units (or, in the case of cash awards of ARRIS, comparable cash awards of CommScope) equal to the number of RSUs being so converted multiplied by an exchange ratio, the numerator of which is the Per Share Consideration and the denominator of which is the volume-weighted average price per share of CommScope’s Common Stock for the 20 trading days prior to the Effective Time of $22.0581 (the “Exchange Ratio”), but otherwise remained subject to the original terms and vesting schedule associated with such Assumed RSU.

In addition, all non-employee director RSUs and all remaining RSUs (including all RSUs with performance-based vesting conditions and all RSUs that vested prior to the Effective Time, but which had not at such time otherwise been settled) became fully vested and cancelled and were converted into the right to receive an amount in cash equal to the Per Share Consideration multiplied by the number of Ordinary Shares subject to such RSUs, with performance for the “performance-based” RSUs deemed to be satisfied at target levels for all such RSUs other than those granted in 2018, for which performance was deemed satisfied at a level which resulted in 150% of the Ordinary Shares under such RSUs vesting.  In addition, with respect to each outstanding warrant to purchase Ordinary Shares, at the Effective Time, such warrants converted into the right to receive an amount in cash equal to the Warrant Consideration.

CommScope paid approximately $7.21 billion in cash consideration in connection with the Transaction (inclusive of approximately $2.05 billion to repay third party indebtedness of ARRIS outstanding at the closing), net of estimated cash acquired and excluding transaction-related costs. The aggregate number of shares of Common Stock of CommScope issuable upon the vesting of the Assumed RSUs (inclusive of the portion thereof constituting cash awards of ARRIS and to be settled in cash) is equal to approximately 3.72 million. CommScope assumed existing capacity under the ARRIS International plc 2016 Stock Incentive Plan to settle up to 2,100,000 of the shares of Common Stock of CommScope necessary to satisfy the Assumed RSUs, with the balance to be issued from existing capacity under CommScope’s Amended and Restated 2013 Long-Term Incentive Plan and reserved for issuance thereunder.  CommScope intends to file a Form S-8 Registration Statement covering the shares of Common Stock of CommScope underlying the Assumed RSUs with respect to the portion to be satisfied from the assumption of the ARRIS International plc 2016 Stock Incentive Plan.

The cash consideration for the Transaction was funded with a combination of (i) cash on hand, (ii) cash acquired from ARRIS, (iii) proceeds from the private placement transaction with Carlyle Partners VII S1 Holdings, L.P. and (iv) proceeds from various debt financing transactions.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bid Conduct Agreement, which was filed as Exhibit 2.1 to ARRIS’s Current Report on Form 8-K filed with the SEC on November 8, 2018, and the full text of the First Amendment thereto, which was filed as Exhibit 2.1 to ARRIS’s Current Report on Form 8-K filed with the SEC on January 3, 2019, both of which are incorporated herein by reference.

The representations, warranties and covenants of CommScope contained in the Bid Conduct Agreement were made solely for the benefit of ARRIS, and the representations, warranties and covenants of ARRIS were made solely for the benefit of CommScope. In addition, such representations, warranties and covenants (a) were made only for purposes of the Bid Conduct Agreement, (b) are subject to materiality qualifications contained in the Bid Conduct Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Bid Conduct Agreement or such other date as is specified in the Bid Conduct Agreement, (d) were included in the Bid Conduct Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact and (e) with respect to ARRIS, were qualified by (i) matters specifically disclosed in any reports filed by ARRIS with the SEC prior to the date of the Bid Conduct Agreement and (ii) confidential disclosures made to CommScope in the disclosure letter delivered in connection with the Bid Conduct Agreement. The Bid Conduct Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about ARRIS, CommScope or any of their respective subsidiaries or affiliates. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ARRIS, CommScope or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Bid Conduct Agreement, which subsequent information may or may not be fully reflected in ARRIS’s or CommScope’s public disclosures. The Bid Conduct Agreement should not be read alone, but should instead be read in conjunction with the other information regarding ARRIS and CommScope that is or will be contained in, or incorporated by reference into, the other documents that each party files with the SEC.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On April 3, 2019, in connection with the consummation of the Transaction, ARRIS requested that trading of the Ordinary Shares, which traded under the symbol “ARRS,” be halted beginning on April 4, 2019, and that the Ordinary Shares cease to be traded on The NASDAQ Global Select Market (“NASDAQ”) before the opening of trading on April 5, 2019 and be delisted from NASDAQ on April 4, 2019. Accordingly, on April 4, 2019, NASDAQ will file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) (the “Form 25”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Ordinary Shares. The delisting of the Ordinary Shares from NASDAQ will be effective 10 days after the filing of the Form 25. ARRIS intends to file with the SEC a certification on Form 15 under the Exchange Act relating to the Ordinary Shares, which will suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act and deregister its common stock under Section 12(g) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Transaction and at the Effective Time, each issued and outstanding Ordinary Share (other than shares owned by (i) CommScope or any other direct or indirect wholly owned subsidiary of CommScope or (ii) ARRIS or any direct or indirect wholly owned subsidiary of ARRIS), was automatically transferred to CommScope (or its nominee) in exchange for the right to receive the Per Share Consideration, without interest. At the Effective Time, each holder of Ordinary Shares issued and outstanding immediately before the Effective Time ceased to have any rights as a shareholder of ARRIS, other than the right of the holders of Ordinary Shares to receive the Per Share Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Pursuant to the Scheme, at the Effective Time, ARRIS became an indirect, wholly-owned subsidiary of CommScope and, accordingly, a change in control of ARRIS occurred.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

At the Effective Time and in accordance with the Bid Conduct Agreement, all of the officers and directors of ARRIS ceased to serve as the officers and directors of ARRIS. Also at the Effective Time, Michael D. Coppin and Neil Shankland became the directors of ARRIS:

Mr. Coppin, age 54, has been an employee of CommScope Holding Company, Inc. since 2006 and holds the position of Vice President & Senior Attorney, Corporate & Securities Law. From 1997 until 2006, Mr. Coppin was an associate attorney at the law firm of Mayer Brown LLP. Mr. Coppin is not expected to serve on any committees.

Mr. Shankland, age 56, has been an employee of CommScope Technologies UK since 1993 and holds the position of Vice President, Finance EMEA. Mr. Shankland is not expected to serve on any committees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
2.1	Bid Conduct Agreement, dated November 8, 2018, by and between CommScope Holding Company, Inc. and ARRIS (incorporated by reference to Exhibit 2.1 of ARRIS’s Form 8-K, filed on November 8, 2018)*
2.2	First Amendment to Bid Conduct Agreement, dated January 2, 2019, by and between CommScope Holding Company, Inc. and ARRIS (incorporated by reference to Exhibit 2.1 of ARRIS’s Form 8-K, filed on January 3, 2019).

*This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Michael Coppin
Michael Coppin
Secretary

Date: April 4, 2019